For Immediate Release

Contact: Erin Leventhal Kintera Inc. erin.leventhal@kintera.com Office: 858-795-8979

Kintera Reports Third Quarter 2006 Financial Results

SAN DIEGO – Nov. 9, 2006 – Kintera® Inc. (NASDAQ: KNTA), the leading provider of software as a service (SaaS) to the nonprofit and government sectors, today announced financial results for the third quarter ended Sept. 30, 2006.

Total net revenue for the third quarter 2006 was $11.7 million, compared to $12.1 million in the third quarter 2005. Net revenue for the third quarter 2006 was within the guidance range provided by Kintera management.

Kintera’s net loss for the third quarter of 2006 was $6.9 million, or $0.19 per share, compared to a net loss of $8.3 million, or $0.27 per share, in the third quarter 2005. Net loss per share for the third quarter 2006 was also within the company’s guidance range.

Earnings before interest, taxes, depreciation, amortization and stock-based compensation (adjusted EBITDA) was a loss of $4.2 million, or $0.12 per share, in the third quarter of 2006, compared to a loss of $6.6 million, or $0.21 per share, in the third quarter of 2005. Adjusted EBITDA per share for the third quarter 2006 was within management’s guidance range.

Cash provided by operating activities was $2.1 million in the third quarter 2006, improved from $7.5 million used in operating activities in the second quarter 2006. In addition, operating expenses for the third quarter 2006 totaled $15.7 million, compared to $17.7 million from the third quarter 2005.

Third Quarter Business Highlights

In addition to its expense control efforts, Kintera focused on achieving key client successes, and increasing the breadth and depth of adoption of the company’s SaaS technology platform. Third quarter highlights of Kintera’s business activities and results include:

•	Kintera continued to focus on driving nonprofit adoption of the Kintera Sphere® technology platform. For example, the University of Notre Dame recently selected Kintera to enhance the online experience and communications of approximately 120,000 graduates active in 270 alumni clubs worldwide. Advancing Notre Dame’s thought leadership in the alumni association and engagement arenas, the University will be using a Kintera Sphere solution to enhance and expand its alumni programs, and enable alumni to communicate and network more effectively. In addition, Kintera’s PCI and SAS 70 Type II compliance were key drivers in the University’s decision, demonstrating Kintera’s commitment to maintaining the necessary controls and safeguards to ensure data security.

•	In addition, La Leche League International recently selected Kintera’s social constituent relationship management (CRM) system for its core member and donor management needs.

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Kintera Reports Third Quarter 2006 Financial Results

Providing a total view of a constituent’s relationship with La Leche League International, Kintera’s social CRM system provides the organization with the critical data needed to build relationships with members and donors, so that they have a more powerful experience with the organization. In addition, Kintera and ooTao Inc. signed an agreement to jointly integrate La Leche League International’s open source authentication and data sharing standards with Kintera’s social CRM platform, enabling data to be shared between Kintera Sphere and other systems used by La Leche League International.

•	Kintera was named the #1 fastest growing technology company by Deloitte’s prestigious Technology Fast 50 Program for San Diego. In addition, the company ranked #14 on the Deloitte Technology Fast 500 list, a ranking of the fastest growing companies in North America. From the years 2001 to 2005, Kintera’s revenue increased by 14,159 percent. The company credits its rapid revenue growth from 2001-2005 to the nonprofit industry’s rapid adoption of Internet technology to raise more money, reach more people and run more efficiently.

Conference Call Details

Kintera will host a conference call on Friday, Nov. 10, 2006 at 10:30 a.m. EDT to discuss the company’s financial results and provide a company update. The conference call can be accessed by dialing toll-free 800-561-2693 (617-614-3523 for international calls), using conference code 67705300. A live Webcast and replay of the call via the Internet will be available at www.kintera.com/webcasts.

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides an online solution to help nonprofit organizations deliver The Giving Experience™ to donors – including providing convenience, financial transparency, feedback about the social impact of their gifts, and a sense of belonging and appreciation.

More than 15,000 accounts in the nonprofit, government and corporate sectors use Kintera’s “software as a service” innovations, including the Friends Asking Friends® fundraising program and Kintera Sphere™, an enterprise-grade software platform that provides a secure, scalable and reliable system for social constituent relationship management (CRM), enabling organizations to drive all interactions based on comprehensive knowledge of constituents. Additionally, Kintera FundWare® provides award-winning financial management software developed for nonprofit organizations and governments.

For more information about Kintera’s software and services, visit www.kintera.com.

Kintera, Kintera Sphere, Friends Asking Friends, The Giving Experience, GivingFund, and FundWare are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Third Quarter 2006 Financial Results

risks that could cause actual results to differ materially from those described in the forward-looking statements. Kintera is providing this information as of November 9, 2006, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated operating results and, the growth in the market for Kintera’s services. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions.

Kintera may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise. Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA and adjusted EBITDA per share, are considered non-GAAP financial measures. Kintera believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Third Quarter 2006 Financial Results

Kintera, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	As of September 30, 2006	As of December 31, 2005
Cash, cash equivalents and marketable securities	$21,491	$41,481
Accounts receivable, net	7,816	5,984
Other current assets	1,311	1,689

Total current assets	30,618	49,154

Property and equipment, and software development costs, net	4,150	5,923
Intangibles and other assets	20,420	22,595

Total assets	$55,188	$77,672

Donations payable to customers	$8,063	$11,288
Deferred revenue	12,784	11,915
Accounts payable and other current liabilities	4,225	5,418

Total current liabilities	25,072	28,621

Other liabilities	59	111

Total liabilities	25,131	28,732

Stockholders’ equity	30,057	48,940

Total liabilities and stockholders’ equity	$55,188	$77,672

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Third Quarter 2006 Financial Results

Kintera, Inc.

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(in thousands, except per share data)

(unaudited)

	For the three months ended September 30,
	2006	2005
Net loss	$(6,933)	$(8,305)
Interest (income) expense and other, net	(213)	(449)
Depreciation and amortization	1,702	1,353

Income taxes	—	—

Stock based compensation	1,197	839

Stock based compensation, non-cash charge for vesting stock related to CTSG acquisition	—	—

Adjusted EBITDA	$(4,247)	$(6,562)

Adjusted EBITDA per share	$(0.12)	$(0.21)

Weighted average common shares outstanding - basic and diluted	35,615	30,670

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Third Quarter 2006 Financial Results

Kintera, Inc.

Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	For the three months ended September 30,
	2006	2005
Net revenue	$11,725	$12,085

Cost of revenue	3,179	3,171

Gross profit	8,546	8,914
Gross margin	73%	74%

Sales and marketing	6,243	7,588

Product development and support	2,245	4,197

General and administrative	6,428	5,059
Amortization of purchased intangibles	776	824

Total operating expenses	15,692	17,668

Operating loss	(7,146)	(8,754)

Interest income (expense) and other, net	213	449

Net loss	$(6,933)	$(8,305)

Basic and diluted net loss per share	$(0.19)	$(0.27)

Weighted average common shares outstanding - basic and diluted	35,615	30,670

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com